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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 27, 1998 and August 15, 1997, except as to the third paragraph which is dated as of May 26, 1999, related to the financial statements of Kenya Corporation and subsidiary (d/b/a Channel Communications), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

Williams Young, LLC

/s/ Williams Young, LLC

Madison, Wisconsin
August 9, 1999